EXHIBIT 99.1
TAL INTERNATIONAL GROUP, INC. REPORTS THIRD QUARTER 2008 RESULTS
AND DECLARES QUARTERLY DIVIDEND
Purchase, New York, November 5, 2008 – TAL International Group, Inc. (NYSE: TAL), one of the world’s largest lessors of intermodal freight containers and chassis, today reported results for the third quarter and nine months ended September 30, 2008.
Adjusted pre-tax income (1), excluding unrealized gains / losses on interest rate swaps, was $29.9 million in the third quarter of 2008, compared to $21.9 million in the third quarter of 2007, an increase of approximately 37%. The Company focuses on adjusted pre-tax results since it considers unrealized gains / losses on interest rate swaps to be unrelated to operating performance and since it does not expect to pay any significant income taxes for a number of years due to the availability of accelerated tax depreciation on its existing container fleet and planned future equipment purchases.
Leasing revenues for the third quarter of 2008 were $80.4 million compared to $71.8 million in the third quarter of 2007. Adjusted EBITDA (2), including principal payments on finance leases, was $81.7 million for the quarter versus $67.5 million in the prior year period.
Adjusted Net Income (3), excluding unrealized gains / losses on interest rate swaps, was $19.3 million for the third quarter of 2008, compared to $14.1 million in the third quarter of 2007, an increase of approximately 37%. Adjusted Net Income per fully diluted common share was $0.59 in the third quarter of 2008, versus $0.42 per fully diluted common share in the third quarter of 2007.
Reported net income for the third quarter of 2008 was $14.5 million, versus net income of $3.5 million, in the third quarter of 2007. Net income per fully diluted common share was $0.44 for the third quarter of 2008, versus $0.11 per fully diluted common share in the third quarter of 2007.
“We continued to achieve outstanding operational and financial results in the third quarter of 2008”, commented Brian M. Sondey, President and CEO of TAL International. “High core utilization combined with our fleet growth to drive our leasing revenues up 12% from the third quarter of 2007. We benefited from consistently strong on-hire activity throughout the third quarter as customers picked-up containers they had committed to lease in the first and second quarters. We also achieved high used container sale prices and increased equipment trading volumes, which translated into exceptionally strong disposal gains and trading margins. Our financial results in the third-quarter were further supported by a $2.8 million gain from the sale of several container portfolios to outside investors. We undertook these sales primarily to expand our network of third-party container investors and diversify our funding sources. Overall, our strong operating performance in the third quarter led to a 37% increase in our Adjusted Pretax Income compared to the third quarter of last year, while our adjusted pretax results increased 12% from the second quarter of 2008. We are very pleased with these results.”

Adjusted pre-tax income(1), excluding unrealized gains / losses on interest rate swaps, was $82.4 million in the first nine months of 2008, compared to $63.5 million in the first nine months of 2007, an increase of approximately 30%.
Leasing revenues for the nine months of 2008 were $235.7 million compared to $208.8 million in the first nine months of 2007. Adjusted EBITDA (2), including principal payments on finance leases, was $231.7 million for the first nine months of 2008 versus $193.9 million in the prior year period.
Adjusted Net Income (3), excluding unrealized gains / losses on interest rate swaps, was $53.2 million for the first nine months of 2008, compared to $40.8 million in the prior year period, an increase of approximately 30%. Adjusted Net Income per fully diluted common share was $1.62 for the first nine months of 2008, compared to Adjusted Net Income per fully diluted common share of $1.22 in the prior year period.
Reported net income for the first nine months of 2008 was $51.1 million, versus net income of $35.4 million, in the prior year period. Earnings per fully diluted common share for the first nine months of 2008 were $1.56, versus $1.06 per fully diluted common share in the prior year period.
Mr. Sondey continued “Our operating and financial results have been supported so far this year by a favorable operating environment. For most of this year, global trade growth has remained solid despite the economic slowdown in the United States, and demand for leased containers has been further supported by a reduction in the number of containers directly purchased by our shipping line customers. We have also benefited from high steel and new container prices which have supported the lease rates and utilization of our existing container fleet and supported the disposal prices for our used containers.”
“However, the expectation that we may be heading into a global recession has lowered the level of projected containerized trade growth for 2009, and Clarkson’s Research Services has revised their January 2008 growth forecast for 2009 from 9.8% to 7.2%. In addition, steel prices in China have decreased substantially, and we expect that new container prices will decrease from their recent high level.”
“While our business environment may become more challenging as we move forward into the end of this year and 2009, we remain optimistic about the performance for TAL. As mentioned above, containerized trade growth is still expected to be positive in 2009, and we believe that direct container purchases by our shipping line customers will continue to be constrained, moving more container demand to leasing companies like TAL. Furthermore, while there is concern in the industry about a possible excess supply of vessel capacity due to large, multi-year vessel purchase commitments, containers are ordered only a few months in advance and we do not expect to face an excess supply of containers in the market. Also, up to 80% of our containers are currently on long-term leases, finance leases or other leases with significant drop-off protections, and our container utilization has remained strong despite the end of the summer peak season.”
“Overall, we expect our operating performance in the fourth quarter to remain quite strong. Our financial results will likely decrease from the third quarter level since we do not expect to repeat the gain on sale of container portfolios, and disposal and trading volumes typically drop in the fourth quarter. However, we will benefit from reduced depreciation as another vintage year of containers reaches the end of its depreciable life in November, and we expect our results to stay ahead of our fourth quarter results from last year.”
Dividend
TAL’s board of directors has approved and declared a $0.4125 per share quarterly cash dividend on its issued and outstanding common stock, payable on December 10, 2008 to shareholders of record at the close of business on November 19, 2008.
Investors’ Webcast
TAL will hold a Webcast at 9 a.m. (New York time) on Thursday, November 6th to discuss its fiscal third quarter and nine month results. An archive of the Webcast will be available one hour after the live call through Friday November 28, 2008. To access the live Webcast or archive, please visit the Company’s Web site at http://www.talinternational.com.
About TAL International Group, Inc.
TAL is one of the world’s largest lessors of intermodal freight containers and chassis with 20 offices in 11 countries and approximately 186 third party container depot facilities in 36 countries. The Company’s global operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers. TAL’s fleet consists of approximately 730,000 containers and related equipment representing approximately 1,187,000 twenty-foot equivalent units (TEU). This places TAL among the world’s largest independent lessors of intermodal containers and chassis as measured by fleet size.
Contact
Jeffrey Casucci
Vice President
Treasury and Investor Relations
(914) 697-2900
Important Cautionary Information Regarding Forward-Looking Statements
Statements in this press release regarding TAL International Group, Inc.’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events or results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2008.
The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

(1) Adjusted pre-tax income is a non-GAAP measurement we believe is useful in evaluating our operating performance. The Company’s definition and calculation of adjusted pre-tax income is outlined in the attached schedules.
(2) Adjusted EBITDA is a non-GAAP measurement we believe are useful in evaluating our operating performance. The Company’s definition and calculation of Adjusted EBITDA is outlined in the attached schedules.
(3) Adjusted net income is a non-GAAP measurement we believe is useful in evaluating our operating performance. The Company’s definition and calculation of adjusted net income is outlined in the attached schedules.
(1)(2)(3) Please see page 8 for a detailed reconciliation of these financial measurements.
-Financial Tables Follow-

TAL INTERNATIONAL GROUP, INC.
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	September 30,	December 31,
	2008	2007
	(Unaudited)
Assets:
Leasing equipment, net of accumulated depreciation and allowances of $337,020 and $283,159	$1,471,229	$1,270,942
Net investment in finance leases, net of allowances of $1,900 and $0	216,639	193,986
Equipment held for sale	28,802	35,128

Revenue earning assets	1,716,670	1,500,056

Cash and cash equivalents (including restricted cash of $17,707 and $18,059)	59,412	70,695
Accounts receivable, net of allowances of $735 and $961	50,095	41,637
Leasehold improvements and other fixed assets, net of accumulated depreciation and amortization of $3,919 and $3,142	2,024	2,767
Goodwill	71,898	71,898
Deferred financing costs	8,924	6,880
Fair value of derivative instruments	2,639	830
Other assets	6,465	11,124

Total assets	$1,918,127	$1,705,887

Liabilities and stockholders’ equity:
Equipment purchases payable	$63,830	$26,994
Fair value of derivative instruments	23,947	18,726
Accounts payable and other accrued expenses	37,642	36,481
Deferred income tax liability	83,246	55,555
Debt	1,312,474	1,174,654

Total liabilities	1,521,139	1,312,410

Stockholders’ equity:
Preferred stock, $.001 par value, 500,000 shares authorized, none issued	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 33,486,816 and 33,482,316 shares issued and outstanding, respectively	33	33
Treasury stock, at cost, 774,379 and 412,279 shares, respectively	(17,126)	(9,171)
Additional paid-in capital	396,162	395,230
Retained earnings	16,665	4,858
Accumulated other comprehensive income	1,254	2,527

Total stockholders’ equity	396,988	393,477

Total liabilities and stockholders’ equity	$1,918,127	$1,705,887

TAL INTERNATIONAL GROUP, INC.
Consolidated Statements of Operations
(Dollars and shares in thousands, except earnings per share)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues:
Leasing revenues:
Operating leases	$74,967	$67,030	$220,201	$195,460
Finance leases	5,412	4,728	15,460	13,326

Total leasing revenues	80,379	71,758	235,661	208,786

Equipment trading revenue	26,098	13,614	72,802	36,728
Management fee income	855	1,507	2,362	4,648
Other revenues	355	682	1,118	1,703

Total revenues	107,687	87,561	311,943	251,865

Expenses:
Equipment trading expenses	22,972	12,368	64,284	32,712
Direct operating expenses	6,207	6,818	20,614	21,381
Administrative expenses	12,434	9,465	34,066	29,203
Depreciation and amortization	28,149	25,756	82,322	74,938
Provision for doubtful accounts	1,859	324	2,062	653
Net (gain) on sale of leasing equipment	(7,563)	(2,842)	(18,059)	(8,343)
Net (gain) on sale of container portfolios	(2,789)	—	(2,789)	—
Interest and debt expense	16,528	13,763	47,058	37,869
Unrealized loss on interest rate swaps	7,371	16,400	3,273	8,351

Total expenses	85,168	82,052	232,831	196,764

Income before income taxes	22,519	5,509	79,112	55,101
Income tax expense	7,985	1,971	28,053	19,713

Net income	$14,534	$3,538	$51,059	$35,388

Net income per common share — Basic	$0.45	$0.11	$1.57	$1.07

Net income per common share — Diluted	$0.44	$0.11	$1.56	$1.06

Weighted average number of common shares outstanding — Basic	32,580	33,202	32,599	33,195
Weighted average number of common shares outstanding — Diluted	32,763	33,414	32,769	33,394

Cash dividends paid per common share	$0.4125	$0.375	$1.20	$1.05

Non-GAAP Financial Measures
     We use the terms “EBITDA”, “Adjusted EBITDA”, “Adjusted Pre-tax Income”, and “Adjusted Net Income” throughout this press release. EBITDA is defined as net income before interest and debt expense, income tax expense and depreciation and amortization, and excludes unrealized gains /losses on interest rate swaps. Adjusted EBITDA is defined as EBITDA plus principal payments on finance leases.
     Adjusted Pre-tax Income is defined as income before income taxes as further adjusted for certain items which are described in more detail below, which management believes are not representative of our operating performance. Adjusted Pre-tax Income excludes the unrealized gains / losses on interest rate swaps. Adjusted Net Income is defined as net income further adjusted for the items discussed above, net of income tax.
     EBITDA, Adjusted EBITDA, Adjusted Pre-tax Income, and Adjusted Net Income are not presentations made in accordance with GAAP, and should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with GAAP, including net income, or net cash from operating activities.
     We believe that EBITDA, Adjusted EBITDA, Adjusted Pre-tax Income, and Adjusted Net Income are useful to an investor in evaluating our operating performance because:
     — these measures are widely used by securities analysts and investors to measure a company’s operating performance without regard to items such as interest and debt expense, income tax expense, depreciation and amortization and unrealized gains / losses on interest rate swaps, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired;
     — these measures help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and
     — these measures are used by our management for various purposes, including as measures of operating performance to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.
     We have provided reconciliations of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA in the tables below for the three and nine months ended September 30, 2008 and 2007.
     Additionally, we have provided reconciliations of income before income taxes and net income, the most directly comparable GAAP measures to Adjusted Pre-tax Income and Adjusted Net Income in the tables below for the three and nine months ended September 30, 2008 and 2007.

TAL INTERNATIONAL GROUP, INC.
Non-GAAP Reconciliations of EBITDA and Adjusted EBITDA
(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income	$14,534	$3,538	$51,059	$35,388
Add (subtract):
Depreciation and amortization	28,149	25,756	82,322	74,938
Interest and debt expense	16,528	13,763	47,058	37,869
Income tax expense	7,985	1,971	28,053	19,713
Unrealized loss on interest rate swaps	7,371	16,400	3,273	8,351

EBITDA	74,567	61,428	211,765	176,259
Add:
Principal payments on finance leases	7,106	6,066	19,938	17,619

Adjusted EBITDA	$81,673	$67,494	$231,703	$193,878

TAL INTERNATIONAL GROUP, INC.
Non-GAAP Reconciliations of Adjusted Pre-tax Income and Adjusted Net Income
(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Income before income taxes	$22,519	$5,509	$79,112	$55,101
Add (subtract):
Unrealized loss on interest rate swaps	7,371	16,400	3,273	8,351

Adjusted pre-tax income	$29,890	$21,909	$82,385	$63,452

Net income	$14,534	$3,538	$51,059	$35,388
Add (subtract)(a):
Unrealized loss on interest rate swaps	4,757	10,529	2,112	5,363

Adjusted net income	$19,291	$14,067	$53,171	$40,751

(a) All net income adjustments are reflected net of income taxes.